                                                                 EXHIBIT (a)(32)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has  increased in some cases and  decreased  in some  cases the  number of shares of  capital  stock of certain series that the  Corporation  has authority to issue in accordance  with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Five  Billion  (5,000,000,000)  shares  of  capital  stock.
Following  the  Reallocation,  the  Corporation  has the authority to issue Five
Billion (5,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock  that the  Corporation  was  authorized  to issue was Fifty
Million  Dollars  ($50,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Fifty Million Dollars ($50,000,000).

     SIXTH:  Immediately  prior to the  establishment  of the new series and the
Reallocation, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

 SERIES                                 NUMBER OF SHARES     AGGREGATE PAR VALUE
 ------                                 ----------------     -------------------

Equity Income Fund                       1,155,000,000           $  11,550,000
Value Fund                               1,190,000,000              11,900,000
Real Estate Fund                            90,000,000                 900,000
Small Cap Value Fund                       620,000,000               6,200,000
Equity Index Fund                          600,000,000               6,000,000
Large Company Value Fund                   395,000,000               3,950,000
Mid Cap Value Fund                         150,000,000               1,500,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately  prior to the establishment of the new series and the
Reallocation,  the number of shares and  aggregate  par value of each  allocated among the Classes of shares is as follows:

                                                 NUMBER OF
                                                 SHARES               AGGREGATE
 SERIES NAME               CLASS NAME            ALLOCATED            PAR VALUE
 -----------               ----------            ---------            ---------

Equity Income Fund         Investor             850,000,000          $8,500,000
                           Institutional         75,000,000             750,000
                           Service                        0                   0
                           R                     10,000,000             100,000
                           Advisor              200,000,000           2,000,000
                           C                     20,000,000             200,000

Value Fund                 Investor             900,000,000          $9,000,000
                           Institutional        100,000,000           1,000,000
                           Service                        0                   0
                           Advisor              150,000,000           1,500,000
                           C                     20,000,000             200,000
                           A                     10,000,000             100,000
                           B                     10,000,000             100,000
                           C II                           0                   0

Real Estate Fund           Investor              50,000,000            $500,000
                           Institutional         20,000,000             200,000
                           Service                        0                   0
                           Advisor               20,000,000             200,000

Small Cap Value Fund       Investor             400,000,000          $4,000,000
                           Institutional         60,000,000             600,000
                           Service                        0                   0
                           Advisor              150,000,000           1,500,000
                           C                     10,000,000             100,000

Equity Index Fund          Investor             100,000,000          $1,000,000
                           Institutional        500,000,000           5,000,000

Large Company Value Fund    Investor            200,000,000          $2,000,000
                           Institutional        100,000,000           1,000,000
                           Service                        0                   0
                           Advisor               15,000,000             150,000
                           C                     10,000,000             100,000
                           R                     10,000,000             100,000
                           A                     50,000,000             500,000
                           B                     10,000,000             100,000
                           C II                           0                   0

Mid Cap Value Fund         Investor              50,000,000          $  500,000
                           Institutional         50,000,000          $  500,000
                           Advisor               50,000,000          $  500,000

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     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Four
Billion Five  Hundred  Eighty Five  Million  (4,585,000,000)  shares of the Five
Billion  (5,000,000,000)  shares of authorized capital stock of the Corporation.
As a result of the action taken by the Board of Directors  referenced in Article
SECOND of these  Articles  Supplementary,  the seven (7)  Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

 SERIES                                NUMBER OF SHARES      AGGREGATE PAR VALUE
 ------                                ----------------      -------------------

Equity Income Fund                       1,255,000,000           $  12,550,000
Value Fund                               1,230,000,000              12,300,000
Real Estate Fund                           100,000,000               1,000,000
Small Cap Value Fund                       640,000,000               6,400,000
Equity Index Fund                          650,000,000               6,500,000
Large Company Value Fund                   560,000,000               5,600,000
Mid Cap Value Fund                         150,000,000               1,500,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of  Directors,  the Classes of shares of the fourteen (14) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                  NUMBER OF
                                                   SHARES              AGGREGATE
 SERIES NAME                 CLASS NAME           ALLOCATED            PAR VALUE
 -----------                 ----------           ---------            ---------

Equity Income Fund           Investor            900,000,000         $9,000,000
                             Institutional        75,000,000            750,000
                             Service                       0                  0
                             R                    10,000,000            100,000
                             Advisor             250,000,000          2,500,000
                             C                    20,000,000            200,000

Value Fund                   Investor            900,000,000         $9,000,000
                             Institutional       100,000,000          1,000,000
                             Service                       0                  0
                             Advisor             150,000,000          1,500,000
                             C                    20,000,000            200,000
                             A                    50,000,000            500,000
                             B                    10,000,000            100,000
                             C II                          0                  0

Real Estate Fund             Investor             60,000,000           $600,000
                             Institutional        20,000,000            200,000
                             Service                       0                  0
                             Advisor              20,000,000            200,000

                                       3

Small Cap Value Fund         Investor            400,000,000         $4,000,000
                             Institutional        70,000,000            700,000
                             Service                       0                  0
                             Advisor             160,000,000          1,600,000
                             C                    10,000,000            100,000

Equity Index Fund            Investor            100,000,000         $1,000,000
                             Institutional       550,000,000          5,500,000

Large Company Value Fund      Investor           225,000,000         $2,250,000
                             Institutional       150,000,000          1,500,000
                             Service                       0                  0
                             Advisor              50,000,000            500,000
                             C                    15,000,000            150,000
                             R                    10,000,000            100,000
                             A                   100,000,000          1,000,000
                             B                    10,000,000            100,000
                             C II                          0                  0

Mid Cap Value Fund           Investor             50,000,000         $  500,000
                             Institutional        50,000,000         $  500,000
                             Advisor              50,000,000         $  500,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

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     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 17th day of November 2004.

ATTEST:                                AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan                      /s/ Charles A. Etherington
-----------------------------------    -----------------------------------
Name:   Otis H. Cowan                  Name:   Charles A. Etherington
Title:  Assistant Secretary            Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  November 17, 2004              /s/ Charles A. Etherington
                                       -----------------------------------------
                                       Charles A. Etherington, Vice President

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